Exhibit 99.1

PHINIA REPORTS SECOND QUARTER 2026 RESULTS

Auburn Hills, Michigan, July 30, 2026 – PHINIA Inc. (NYSE: PHIN), a diversified, industrial supplier and global leader in the development of fuel systems, electrical systems, and aftermarket solutions, today reported results for the second quarter ended June 30, 2026.

Second Quarter Highlights:

•On June 30, 2026, PHINIA entered into a definitive agreement to acquire the stoba Group, a global technology partner specialized in high-precision components, systems, and customized manufacturing solutions. The proposed transaction is expected to close in the fourth quarter of 2026, subject to customary regulatory approvals and closing conditions.

•Net sales of $940 million, an increase of 5.6% compared with Q2 2025.
◦Excluding the impacts of foreign currency and the acquisition of Swedish Electromagnet Invest AB (SEM), increases of $21 million and $18 million, respectively, net sales increased $11 million or 1.2%, primarily driven by volumes in the Americas, partially offset by tariff recoveries.

•Net earnings of $40 million and net margin of 4.3%, representing a year-over-year decrease of $6 million and 90 basis points (bps), respectively.

•Adjusted EBITDA of $130 million, an increase of $4 million year-over-year driven primarily by net tariff refunds and the acquisition of SEM, partially offset by higher employee costs primarily attributable to variable and stock-based compensation, associated with the Company’s continued strong performance. Adjusted EBITDA margin was 13.8%, down 40 bps year-over-year, primarily due to increased employee-related costs and unfavorable product mix, which more than offset the margin benefit of tariff recoveries.

•Net earnings per diluted share of $1.05.
◦Adjusted net earnings per diluted share of $1.53 (excluding $0.48 per diluted share related to non-operating items detailed in the non-GAAP appendix below), reflecting the operational increases detailed above and a reduction in share count.

•Returned $53 million to shareholders through $42 million of share repurchases and $11 million in dividends.

Key Wins in Strategic Growth Markets:
New and incumbent business wins remained strong. Notable Q2 wins include:

•A heated-tip multi-point fuel injection system program supporting a passenger vehicle engine application, further expanding our alternative fuel portfolio.

•A 24V starter program supporting a Class 8 commercial vehicle platform, reinforcing our long-standing position in the heavy-duty on-highway market.

•A complete common rail system program, including the rail, pump, injectors, and electronic control unit, for agricultural applications, strengthening our presence in the off-highway market.

•Opened vehicle electronics distribution with a leading pan-European distributor, significantly expanding our market access across the EMEA region.

•Expansion of our global aftermarket footprint through new customer acquisitions, branch expansion and increased distribution penetration across North Africa, Eastern Europe, North and South America, China, Southeast Asia and Oceania, increasing customer reach and product availability in strategic growth markets.

“We delivered another quarter of strong performance, with sales growth across our business and higher adjusted EBITDA year-over-year. These results reflect healthy demand in the Americas, the successful integration of SEM, and the consistent execution of our strategic priorities. As we navigate a dynamic operating environment, we remain focused on driving profitable growth and delivering long-term value for our shareholders. The planned acquisition of stoba Group marks another important milestone in that journey, expanding our manufacturing capabilities and reinforcing the resilience, control, and flexibility of our supply chain.” said Brady Ericson, President and Chief Executive Officer of PHINIA.

Balance Sheet and Cash Flow:

The Company ended the quarter with cash and cash equivalents of $370 million and $450 million of available capacity under its Revolving Credit Facility. Total debt at quarter end was $1,019 million.

Net cash generated by operating activities was $91 million, representing a year-over-year increase of $34 million. Adjusted free cash flow was $74 million, an increase of $54 million compared to the second quarter of 2025, primarily due to strong execution of inventory optimization initiatives, working capital discipline, and lower capital expenditures.

2026 Full Year Guidance:

The Company is refining its guidance and now expects 2026 net sales of $3.57 billion to $3.67 billion. This implies a year-over-year growth of 2% to 5% in 2026. The Company’s net earnings and adjusted EBITDA are projected to be $155 million to $180 million and $485 million to $515 million, respectively, with net earnings margin of 4.3% to 4.9% and adjusted EBITDA margin of 13.5% to 14.1%. The Company expects to generate $210 million to $250 million in adjusted free cash flow. Adjusted tax rate is expected to be in the range of 30% to 33%.

The Company will host a conference call to review second quarter 2026 results and take questions from the investment community at 8:30 a.m. ET today. This call will be webcast at PHINIA Q2 2026 Earnings Call. Additional presentation materials will be available at Investors.phinia.com.

About PHINIA

PHINIA is a diversified, industrial supplier and global leader in the development of fuel systems, electrical systems, and aftermarket solutions, with a strong portfolio of trusted brands that includes DELPHI®, DELCO REMY®, and HARTRIDGETM. With over 100 years of manufacturing expertise and industry relationships, PHINIA has approximately 12,500 talented employees and over 40 locations in 20 countries and is headquartered in Auburn Hills, Michigan, USA.

Our systems and solutions are designed to keep combustion engines operating at peak performance across a variety of applications: medium- and heavy-duty commercial vehicle (on-road vehicles used for commercial transport classified class 4-8, 14,001 pounds or heavier), light commercial vehicle (on-road vehicles used for commercial transport classified as class 1-3, 14,000 pounds or lighter), light passenger vehicle (on-road vehicles used primarily for carrying passengers), and off-highway, industrial, and other (including construction and agricultural machinery, vocational vehicles, marine, industrial applications, power generation, and aerospace and defense).

PHINIA’s service solutions include vehicle repair and replacement parts, offering both new and remanufactured products through the original equipment manufacturer dealer network and the independent aftermarket channel.

By delivering high-performance solutions today and investing in advanced technologies to unlock the potential of alternative fuels in contributing to lower carbon mobility, PHINIA is shaping a more efficient and sustainable future.

© 2026 PHINIA Inc. All Rights Reserved.

(DELCO REMY is a registered trademark of General Motors LLC, licensed to PHINIA Technologies Inc.)

IR contact:
Gordon Muir
Vice President & Treasurer
investors@phinia.com
+1 574-210-5713

Media contact:
Kevin Price
Global Brand & Communications Director
media@phinia.com
+44 (0) 7795 463871
# # #

Forward-Looking Statements: This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Forward-looking statements are statements other than historical fact that provide current expectations or forecasts of future events based on certain assumptions and are not guarantees of future performance. Forward-looking statements use words such as “anticipate,” “believe,” “continue,” “could,” “designed,” “effect,” “estimate,” “evaluate,” “expect,” “forecast,” “goal,” “initiative,” “intend,” “likely,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would,” and other words of similar meaning.

Forward-looking statements are subject to risks, uncertainties, and factors relating to our business and operations, all of which are difficult to predict and which could cause our actual results to differ materially from the expectations expressed in or implied by such forward-looking statements. Risks, uncertainties, and factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: adverse changes in general business and economic conditions, including recessions, adverse market conditions or downturns and other factors, including geopolitical tensions and related trade restrictions, impacting the global transportation and industrial equipment industries; our inability to deliver new products, services and technologies in response to changing consumer preferences and evolving exhaust emissions regulations, or acceleration of the market for electric vehicles or deceleration of the market for alternative fuel technologies, including for use in internal combustion engines; competitive industry conditions; failure to identify, consummate, effectively integrate or realize the expected benefits from acquisitions, partnerships or other strategic investments; failure of or disruption in our technology infrastructure, including a disruption related to cybersecurity; pricing pressures from customers; elevated inflation rates and volatility in the costs of commodities used in the production of our products; difficulties launching new machine, engine or vehicle programs; changes in U.S. and foreign administrative policy, including increases in tariffs, changes to existing trade agreements and import or export licensing requirements and exchange controls, and any resulting changes in international trade relations; our inability to identify, attract, retain and develop a qualified global workforce; our inability to protect our intellectual property; failure to achieve the anticipated savings and benefits from restructuring and other actions, including those intended to improve future profitability and competitiveness, optimize our product portfolio and operations and execute our strategy; extraordinary events, including natural disasters or extreme weather events, political disruptions, terrorist attacks, pandemics or other public health crises, and acts of war; risks related to our international operations; economic, geopolitical, social and market conditions impacting our business in China; supply chain disruptions, including due to U.S. and foreign government action; our reliance on a limited number of OEM customers; work stoppages, production shutdowns and similar events or conditions; liabilities related to product warranties, litigation and other claims; current and future environmental, health and safety, human rights and other laws and regulations related to corporate sustainability; tax audits or similar processes, and changes in tax laws or tax rates taken by taxing authorities; governmental investigations and related proceedings; the impacts of climate change, regulations related to climate change, various stakeholders’ emphasis on reducing the impacts of climate change and other related matters; compliance with and changes in other laws and regulations impacting our operations; impairment charges on goodwill, indefinite-lived intangible assets and long-lived assets; changes in interest rates and asset returns that increase our pension funding obligations; restrictive covenants and other requirements impacting our financial and operating flexibility pursuant to the agreements governing our indebtedness; risks relating to the Spin-Off, including a determination that the Spin-Off does not qualify as tax-free for U.S. federal income tax purposes, our or our Former Parent’s failure to perform under, or additional disputes that may arise between the parties relating to, various transaction agreements executed in connection with the Spin-Off and any amendments and restatements thereto, and the availability of, and our ability to use, various credits and offsets detailed in such agreements or the settlement agreement between the Company and our Former Parent; and other risks and uncertainties described in Item 1A, “Risk Factors” and in our other reports filed from time to time with the Securities and Exchange Commission (the SEC).

We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PHINIA Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(in millions, except earnings per share)
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Fuel Systems	$584	$556	$1,133	$1,046
Aftermarket	356	334	685	640
Net sales	940	890	1,818	1,686
Cost of sales	724	693	1,414	1,317
Gross profit	216	197	404	369
Gross margin	23.0%	22.1%	22.2%	21.9%

Selling, general and administrative expenses	128	112	243	219
Restructuring expense	8	2	11	7
Other operating (income) expense, net	—	(6)	1	(8)
Operating income	80	89	149	151

Equity in affiliates’ earnings, net of tax	(4)	(4)	(9)	(8)
Interest income	(2)	(4)	(4)	(8)
Interest expense	21	21	41	40
Other postretirement (income) expense, net	(2)	1	(3)	2
Earnings before income taxes	67	75	124	125

Provision for income taxes	27	29	47	53
Net earnings	$40	$46	$77	$72

Earnings per share— diluted	$1.05	$1.14	$2.01	$1.76

Weighted average shares outstanding — diluted	38.0	40.2	38.4	40.8

PHINIA Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(in millions)
	June 30, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$370	$359
Receivables, net	853	804
Inventories	475	473
Prepayments and other current assets	140	126
Total current assets	1,838	1,762
Property, plant and equipment, net	841	876
Other non-current assets	1,163	1,179
Total assets	$3,842	$3,817

LIABILITIES AND EQUITY
Short-term borrowings and current portion of long-term debt	$51	$3
Accounts payable	529	510
Other current liabilities	438	434
Total current liabilities	1,018	947
Long-term debt	968	967
Other non-current liabilities	315	316
Total liabilities	2,301	2,230

Total equity	1,541	1,587
Total liabilities and equity	$3,842	$3,817

PHINIA Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in millions)
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
OPERATING
Net cash provided by operating activities	$91	$57	$144	$97
INVESTING
Capital expenditures, including tooling outlays	(22)	(34)	(54)	(69)
Payments for business acquired, net of cash acquired	1	—	1	—
Proceeds from asset disposals and other, net	—	1	—	1
Net cash used in investing activities	(21)	(33)	(53)	(68)
FINANCING
Net increase in short-term borrowings	48	—	48	—
Borrowings under Revolving Facility	10	—	60	—
Repayments under Revolving Facility	(30)	—	(60)	—
Dividends paid to PHINIA stockholders	(11)	(10)	(22)	(21)
Payments for purchase of treasury stock, including excise tax	(46)	(42)	(100)	(142)
Payments for stock-based compensation items	(2)	—	(7)	(6)
Net cash used in financing activities	(31)	(52)	(81)	(169)
Effect of exchange rate changes on cash	3	2	1	3
Net increase (decrease) in cash and cash equivalents	42	(26)	11	(137)
Cash and cash equivalents at beginning of period	328	373	359	484
Cash and cash equivalents at end of period	$370	$347	$370	$347

PHINIA Inc.
Net Debt (Unaudited)
(in millions)

	June 30, 2026	December 31, 2025
Total debt	$1,019	$970
Cash and cash equivalents	370	359
Net debt	$649	$611

Use of Non-GAAP Financial Measures
This press release contains information about PHINIA’s financial results that is not presented in accordance with accounting principles generally accepted in the United States (GAAP). Such non-GAAP financial measures are reconciled to their most directly comparable GAAP financial measures below. The reconciliations include all information reasonably available to the Company at the date of this press release and the adjustments that management can reasonably predict.

Management believes that these non-GAAP financial measures are useful to management, investors, and banking institutions in their analysis of the Company's business and operating performance. Management also uses this information for operational planning and decision-making purposes.

Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measure. Additionally, because not all companies use identical calculations, the non-GAAP financial measures as presented by PHINIA may not be comparable to similarly titled measures reported by other companies.

A reconciliation of each of projected Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow, which are forward-looking non-GAAP financial measures, to the most directly comparable GAAP financial measure, is not provided because the Company is unable to provide such reconciliation without unreasonable effort. The inability to provide each reconciliation is due to the unpredictability of the amounts and timing of events affecting the items we exclude from the non-GAAP measure.

Adjusted EBITDA and Adjusted EBITDA Margin
The Company defines adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) as net earnings less interest, taxes, depreciation and amortization, adjusted to exclude the impact of restructuring expense, separation-related costs, merger and acquisition costs, other postretirement income and expense, equity in affiliates' earnings, net of tax, impairment charges, other net expenses, and other gains and losses not reflective of our ongoing operations. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net sales. Management utilizes adjusted EBITDA and adjusted EBITDA margin in its financial decision-making process and to evaluate performance of the Company's consolidated results. Management also believes adjusted EBITDA and adjusted EBITDA margin are useful to investors in assessing the Company’s ongoing consolidated financial performance, as they provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance.

Adjusted Net Earnings and Adjusted Net Earnings Per Diluted Share
The Company defines adjusted net earnings and adjusted net earnings per diluted share as net earnings and net earnings per share, each adjusted to exclude: (i) the tax-effected impact of restructuring expense, separation-related costs, merger and acquisition costs, impairment charges and other gains, losses and tax effects and adjustments not reflective of the Company’s ongoing operations; and (ii) acquisition-related intangibles amortization expense because it pertains to non-cash expenses that the Company does not use to evaluate core operating performance. Management believes that adjusted net earnings and adjusted net earnings per diluted share are useful to investors in assessing the Company’s ongoing financial performance, as they provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance.

Adjusted Free Cash Flow
The Company defines adjusted free cash flow as net cash provided by operating activities after adding back adjustments related to the ongoing effects of separation-related transactions, less capital expenditures, including tooling outlays. Management believes that adjusted free cash flow is useful to investors in assessing the Company's ability to service and repay its debt and return capital to shareholders. Further, management uses this non-GAAP measure for planning and forecasting purposes.

Adjusted EBITDA and EBITDA Margin (Unaudited)
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net earnings	$40	$46	$77	$72
Depreciation and tooling amortization	33	32	65	62
Interest expense	21	21	41	40
Provision for income taxes	27	29	47	53
Amortization of acquisition-related intangibles	8	7	16	14
Interest income	(2)	(4)	(4)	(8)
EBITDA	127	131	242	233
Restructuring expense	8	2	11	7
Merger and acquisition costs[2]	2	2	3	5
Separation-related costs[1]	(1)	(6)	1	(10)
Other postretirement (income) expense, net	(2)	1	(3)	2
Equity in affiliates’ earnings, net of tax	(4)	(4)	(9)	(8)
Adjusted EBITDA	$130	$126	$245	$229

Net sales	$940	$890	$1,818	$1,686
Adjusted EBITDA margin %	13.8%	14.2%	13.5%	13.6%

Net Earnings to Adjusted Net Earnings (Unaudited)
(in millions)
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net earnings	$40	$46	$77	$72
Amortization of acquisition-related intangibles	8	7	16	14
Restructuring expense	8	2	11	7
Merger and acquisition expense[2]	2	2	3	5
Separation-related (benefits) costs[1]	(1)	(6)	1	(10)
Tax effects and adjustments	1	—	—	2
Adjusted net earnings	$58	$51	$108	$90

Adjusted Net Earnings Per Diluted Share (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net earnings per diluted share	$1.05	$1.14	$2.01	$1.76
Amortization of acquisition-related intangibles	0.21	0.18	0.42	0.35
Restructuring expense	0.21	0.05	0.28	0.17
Merger and acquisition expense[2]	0.05	0.05	0.08	0.12
Separation-related (benefits) costs[1]	(0.02)	(0.15)	0.02	(0.24)
Tax effects and adjustments	0.03	—	—	0.05
Adjusted net earnings per diluted share	$1.53	$1.27	$2.81	$2.21

Adjusted Free Cash Flow (Unaudited)
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$91	$57	$144	$97
Capital expenditures, including tooling outlays	(22)	(34)	(54)	(69)
Effects of separation-related transactions	5	(3)	26	(11)
Adjusted free cash flow	$74	$20	$116	$17

_________________________

1 Separation-related costs primarily relate to indemnities related to the Tax Matters Agreement between the Company and its former parent, and professional fees and other costs associated with the spin-off of the Company from its former parent, including the adjustment of certain historical liabilities allocated to the Company in connection with the spin-off.

2 Merger and acquisition expense primarily relate to professional fees for acquisition initiatives.